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                                                                  EXHIBIT 10.33


                                  LICENSE AGREEMENT

    This Agreement, dated as of December ___ , 1996, is by and among InnerDyne, Inc., a corporation organized and existing under the laws of the State of Delaware and having an office at 1244 Reamwood Avenue, Sunnyvale, CA 94089 (hereinafter referred to as "IDI"); and United States Surgical Corporation, a corporation organized and existing under the laws of the State of Delaware and having principal offices at 150 Glover Avenue, Norwalk, Connecticut (hereinafter referred to as "USSC") (IDI and USSC, collectively hereinafter referred to as the "Parties").

    NOW THEREFORE, in consideration of the mutual promises, agreements, covenants, undertakings and obligations set forth herein and for other good and valuable consideration, the Parties hereto agree as follows:

                               ARTICLE 1 - DEFINITIONS


    1.1 DEFINITIONS. For the purposes of this Agreement, the definitions set forth below shall be applicable.

    Action - The term "Action" means a claim, action, suit or proceeding, whether civil or criminal or in law or in equity.

    Affiliate - The term "Affiliate" means a Person (defined below) controlled by, controlling or under common control with a Party. For the purpose of this Agreement, "control" means: (i) the ownership, directly or indirectly, of 50% or more of the voting stock or analogous interest in such Person, or in a Party; or (ii) the commonality of 50% or more of the active directors on the Board of either such corporation with the active directors on the Board of the other; or (iii) the commonality of 50% or more of the active directors on the Board of either such corporation with the executive officers, or holders of 5% or more of any class of the outstanding capital stock, of the other; or (iv) the commonality of 50% or more of the partners (general or limited), principals, or other

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controlling parties of any such other Person, with the partners (general or limited), principals or other controlling Persons of any other Affiliate of a Party as defined herein; or (v) the existence of any other relationship between a Party and such other Person which results in effective managerial control by one over the other, regardless of whether such control is continuously exercised.

    [****] - The term [*****] shall mean the [******] on a Product calculated as the difference between (a) [*****], and (b) [*****] during such period, including [*****] all calculated in accordance with GAAP.

    Confidential Information - The term "Confidential Information" means verbal and written disclosures from IDI, on the one hand, or USSC, on the other hand, (the "Discloser") to the other Party (the "Disclosee"), which concern the Discloser, including without limitation information which concerns the Discloser's business, operations, products or research and development efforts, or which concern the Products or Know-How, but shall not include information which: (a) at or after the time of disclosure is published or otherwise becomes a part of the public domain through no fault of Disclosee (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain); (b) Disclosee can show was known to it at the time of disclosure, free of restriction; (c) has been or hereafter is disclosed to Disclosee without any obligation of confidentiality by a third Person who is in lawful possession of such information and has the right to disclose it to Disclosee; (d) has been or hereafter is disclosed by Discloser to a third Person free of any obligations of confidentiality; or
(e) is disclosed by Disclosee pursuant to the order or requirement of a court, administrative agency or other governmental body, provided that the Disclosee promptly informs the Discloser of its intent to make such disclosure, takes all reasonable steps to limit such disclosure and does not inhibit the Discloser in taking whatever lawful steps the Discloser considers necessary to attempt to preserve the confidentiality of such information. Disclosures made to Disclosee by Discloser which are specific shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures in the public domain or in the possession of Disclosee.

    [*****] - The term [*****] means [********] of a Party which are [******]
calculated in accordance with GAAP, including a [******].

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    Field - The term "Field" means [******].

        First Milestone - The term "First Milestone" means [*******]

        FDA - The term "FDA" means the United States Department of Health and Human Services, Food and Drug Administration, or any successor agency.

        510(k) Approval - The term "510(k) Approval" shall have the meaning set forth in the laws and regulations governing or promulgated by the FDA.

          GAAP - The term "GAAP" means generally accepted accounting principles applied on a consistent basis.

          Governmental Authority - The term "Governmental Authority" means any court, administrative agency or commission or other governmental agency or instrumentality, federal, state or local or any arbitrator of competent jurisdiction including, without limitation, the FDA and all International Regulatory Agencies (defined below).

    International Regulatory Agency - means any federal, state or local governmental agency outside the United States performing the same or similar functions as the FDA.

    Investigational Device Exemption - The term "Investigational Device Exemption shall have the meaning set forth in the laws and regulations governing or promulgated by the FDA.

    Know-How - The term "Know-How" means any and all secret information or Confidential Information, trade secrets, specifications, test results, analyses and data, inventions, methods, processes, formulae, mixtures, compositions, delivery systems, designs, techniques, applications, ideas or concepts, whether or not reduced to practice, relating directly to the Products, including, but not limited to, technology that is or could be the subject matter of a foreign or domestic patent or patent application, whether or not reduced to writing in a patent application.

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    Net Sales - (i) The term "Net Sales" for any period means [******].  The term "Net Sales" shall [*****].

     (ii) For the purposes of the "Net Sales" definition, the term [******]. The Net Sales price of any Product [*****]. In the event that the [*****] is inflated or discounted by USSC above or below [*****] as the case may be, [******].

    Patents and Patent Applications - The term "Patents and Patent Applications" shall mean all patents and patent applications identified on
SCHEDULE 1 hereto, all other patents and patent applications filed by or assigned to IDI prior or subsequent to the date hereof and relating to any invention, method, process, formula, mixture composition and delivery system having direct application to a Product, and all other foreign and domestic patent applications filed in the name of, or assigned to, IDI covering any invention, method, process, formula, mixture, composition and delivery system having direct application to a Product and all foreign and domestic patents issuing on any of the foregoing patent applications, and all continuations, continuations-in-part, divisions, reissues, reexaminations, additions, and renewals thereof.

    Person - The term "Person" or "Persons" means any individual, corporation, partnership, association, trust or other entity or organization, including, without limitation, a Governmental Authority.

    Product Marketing Approval - The term "Product Marketing Approval" shall have the meaning set forth in the laws and regulations governing or promulgated by the FDA.

    Products - The term "Product" or "Products" means [*****] and embody or utilize any or all of the following [******].

    Second Milestone - The term "Second Milestone" means [******]. For purposes of this definition [*******].

    Sublicensee - The term "Sublicensee" means any third Person to whom USSC grants a sublicense to manufacture or sell a Product in accordance with the terms of this Agreement.

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    Subsidiary - The term "Subsidiary" means any Person, 50% or more of the outstanding shares of any class of stock, general partnership interest, or other equity of which is owned by USSC; and any operating division of USSC not separately incorporated or organized as an independent business Person.

    Third Milestone - The term "Third Milestone" means [****].

    1.2  OTHER DEFINITIONS.  In addition to the defined terms set forth in
Section 1.1 above, the following terms shall have the meanings set forth in the referenced Sections of this Agreement:

                   Term                          Section
                   ----                          -------
                   Development Work              3.1
                   Force Majeure Event           15.1
                   IDI Indemnitees               7.1
                   Information                   2.2
                   Inventions                    3.2
                   Joint Results                 14.1
                   License                       2.1
                   Outside Offer                 11.2
                   Royalty                       4.1
                   Term                          13.1


                                ARTICLE 2 - THE GRANT

    2.1 GRANT. IDI hereby grants to USSC, and USSC hereby accepts, [*******] (the "License"), [*****]. Without limiting the foregoing, the Parties hereby intend that the License grants and conveys to USSC substantially all of IDI's rights and interests in respect of the Patents and Patent Applications and in the Know-How.

    2.2 TENDER OF TECHNOLOGY. Within [*****] business days after the date of this Agreement, IDI shall deliver to USSC (i) [*****] version of each [****] now in IDI's possession and control, if any, and [****] of the disposable thermal ablation devices, (ii) a copy of all written conceptual, technical and design information, specifications, test results, analyses, data, drawings, formulae, mixtures, compositions,

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delivery systems, and any other useful information reduced to writing
(collectively, "Information") concerning the Patents and Patent Applications, Know-How and Products now in IDI's possession or control.

                    ARTICLE 3 - FURTHER DEVELOPMENT; IMPROVEMENTS

    3.1 FURTHER DEVELOPMENT. The Parties recognize and agree that from time to time during the Term additional development work on the Product (collectively, "Development Work") is desirable to further develop and/or enhance its commercial value. IDI shall conduct such Development Work as the Parties may mutually agree. The terms of such Development Work shall be subject to the Parties' agreement, provided that the Parties agree that [********]. IDI will [*********]. IDI shall [******]. USSC and its representatives shall have [*****]. Nothing herein in this Section 3.1 shall [******].

    3.2 IMPROVEMENTS. If, during the term of this Agreement, IDI conceives or develops any new invention, method, process, formula, mixture, composition, delivery system, modification or improvement directly relating to a Product, or the use or manufacture thereof (collectively, "Inventions"), IDI shall promptly following conception or development furnish full details thereof to USSC, including all Know-How directly involving or related thereto. Such Inventions shall be deemed included in the License, except insofar as USSC, upon request by IDI, agrees in writing to exclude from the License all or any portion of such Inventions.

    3.3 SURVIVAL. The provisions of this Article 3 shall survive termination of this Agreement.

                              ARTICLE 4 - CONSIDERATION

    4.1 CONSIDERATION. The total consideration to be paid by USSC for the rights granted hereunder and the non-compete agreement pursuant to Article 10 shall be the following:

    (a)  License Fees as follows:

         (i)   [******];

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         (ii)  [******],

         (iii)  [*****]; and

         (iv)   [*****].

    (b) A [*******] (the "Royalty") at the rate set forth below based on [******] occurring during the Term of this Agreement, but only with respect to [******]. Notwithstanding, all [****] if and for so long as [***] where such [***].

     Royalty                      If USSC's [**********] is:
     -------                      -------------------------

    [******]                      Less than or equal to [********]

    [******]                      Greater than [*****] but less than [*****]

    [*******]                     Equal to or greater than [******]

    4.2  [******].  [*******] shall be payable for a sale of a Product
[******].

    4.3 ROYALTY ACCRUAL. The Royalty shall accrue as and when a sale subject to a Royalty is recorded by USSC in accordance with the definition of [***], and shall be paid to IDI [*******].

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                       ARTICLE 5 - REPORTS, PAYMENT AND RECORDS

    5.1 REPORTS. USSC agrees to deliver quarterly written reports to IDI for each three (3) month period ending on the last day of the months of March, June, September, and December of each year, within forty-five (45) days after the end of each such period. The report shall set forth the number of Products sold by USSC, its Subsidiaries, Affiliates, Sublicensees and permitted assignees during the immediately preceding calendar quarter, [***] applicable to all such Products, and the calculation and amount of the Royalty payable to IDI. Royalties shall be calculated using an estimated [***] for the calendar year in which such Royalties are payable. For the first calendar year in which Royalties are payable, the estimated [***] for such calculations shall be reasonably estimated by USSC. In subsequent calendar years, the estimated [***] for such calculations shall be the actual [***] for the prior calendar year. All information contained in such quarterly reports shall be treated as USSC's Confidential Information subject to Article 6.

    5.2 PAYMENT AND RECORDS. Simultaneously with the submission of each report, USSC shall pay to IDI by check or bank transfer the full amount of the Royalty payable to IDI for the report period under the terms of this Agreement. Within [*****] after the end of each calendar year, USSC shall calculate the Royalties actually payable with respect to [***] during such calendar year using the [*****]for such calendar year and shall provide a report to IDI setting forth such calculation. If the Royalties previously paid by USSC with respect to [*****] during such calendar year [******]], USSC shall pay the additional amount to IDI by check or bank transfer simultaneously with the submission of such report to IDI. If the Royalties previously paid by USSC [******] during such calendar year are [*******], unless the amount exceeds [**********]in which event such amount shall be paid by IDI to USSC within thirty (30) days of IDI receiving such Royalty report. USSC shall maintain records in sufficient detail and, upon reasonable notice, [***********]. Such examinations shall occur on or after February 15 of any calendar year [*******], only during business hours, and not more than once a year, and shall be solely for the purpose of verifying the calculation of the Royalty due under this Agreement. A final such examination may occur once during the year immediately succeeding termination of this Agreement. In the event [************]. In any other event, the fees and expenses [***] shall be borne by IDI. Unless written objection is

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made by IDI and delivered to USSC within 60 days after completion of such examinations, the calculation of Royalties paid by USSC prior to the date of such examination shall be final and binding on the Parties, except insofar as adjusted or corrected as a result of USSC's regular annual audit. The results of any audit conducted pursuant to this Section 5.2 shall be binding upon the Parties. In the event that, as a result of any such audit, there is any adjustment in the Royalty payable by USSC to IDI for the period covered by the audit, (a) if the Royalties previously paid by USSC with respect to the period covered by the audit are less than the Royalties actually payable to IDI with respect to such period, USSC shall pay the additional amount to IDI by check or bank transfer within sixty (60) days after completion of the audit and (b) if the Royalties previously paid by USSC with respect to the period covered by the audit are greater than the Royalties actually payable to IDI with respect to such period, USSC shall reduce subsequent quarterly Royalty payments due to IDI by such excess amount, unless the amount exceeds [***********], in which event such amount shall be paid by IDI to USSC within sixty (60) days of IDI receiving such audit report. It is understood that USSC shall not be required to furnish or permit the examination of the identities, at any time, of customers or other non-price information as to specific sales. Any information provided to IDI or its accountants pursuant hereto shall be treated as USSC's Confidential Information subject to Article 6.

                         ARTICLE 6 - PROPRIETARY INFORMATION

    6.1 USSC CONFIDENTIALITY. USSC represents and warrants to IDI that it has not, directly or indirectly, disclosed and agrees that it will not, directly or indirectly, disclose, either during or for five (5) years subsequent to the termination of this Agreement, any Confidential Information of IDI, to any other Person, except to its attorneys and accountants as required in connection with this Agreement who have been and will be instructed to maintain its confidentiality and to third Persons who shall execute binding written agreements requiring such third Persons not to disclose Confidential Information disclosed to them by USSC. Notwithstanding the foregoing, USSC shall have the right to use Confidential Information of IDI without obtaining such written agreement in connection with any regulatory interaction and patent filings involving or relating to the Products.

    6.2 IDI CONFIDENTIALITY. IDI represents and warrants to USSC that it will not, directly or indirectly, disclose during or for five (5) years subsequent to the termination

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of this Agreement, any Confidential Information of USSC, to any other Person, except to IDI's attorneys and accountants as required in connection with this Agreement who have been and will be instructed to maintain its confidentiality.

    6.3 VENDORS. It is not intended by this Article 6 that USSC shall be required to obtain specific written commitments of confidentiality in relation to this Agreement from materials and/or component suppliers where only specifications are disclosed to said materials and/or component suppliers by USSC.

    6.4 EQUITABLE RELIEF. The Parties agree and acknowledge that any breach of this Article 6 by IDI or USSC would likely cause irreparable injury to the other Party and that such other Party's remedy at law for any such breach would be inadequate. Accordingly, the Parties agree that, in addition to any other remedies provided for herein or otherwise available at law, temporary and permanent injunctive relief and other equitable relief may be granted in any Action which may be brought by either Party to enforce the provisions of this Article 6 without the necessity of proof of actual damage. Each Party agrees promptly to seek temporary and permanent injunctive relief against any of its Affiliates, directors, officers, employees or consultants who breach the aforesaid obligations with respect to any matter relating to this Agreement.

    6.5 SURVIVAL. The provisions of this Article 6 shall survive termination of this Agreement.

ARTICLE 7 - INDEMNIFICATION

    7.1 INDEMNIFICATION. Subject to the fulfillment by IDI of its obligations pursuant to Section 7.2 below, USSC agrees to defend, indemnify and hold harmless IDI and each of its directors, officers, employees, agents and representatives (collectively, "IDI Indemnitees"), from and against any claims, demands, judgments, executions, awards, or damages, including reasonable attorney's fees and expenses incurred by USSC in defending the same, constituting a product liability Action or other Action arising as a result of the design, manufacture, use or sale of a Product by USSC, its Subsidiaries, Affiliates, Sublicensees or permitted assigns. In satisfaction of the foregoing indemnification and hold harmless agreement, USSC may pay directly to the claimant or plaintiff in any such claim or Action, the amount of any award, judgment, settlement or recovery, or execution rendered thereon, and may pay to IDI and each IDI

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Indemnitee, any other damages or reasonable expenses sustained by them in defending any such Action. USSC shall have the sole and exclusive right and obligation to conduct the legal defense, or to enter into any settlement agreement, as it, in its sole discretion, deems appropriate. IDI may participate in such Action through its own attorneys at its sole cost and expense, subject to USSC's control of such Action.

    7.2 NOTICE. In the event that any claim is asserted against IDI or an IDI Indemnitee or any such Person is made a defendant in any Action involving a matter which is the subject of USSC's indemnification and hold harmless agreement as set forth above, then within thirty (30) days of such Person's receipt of written notice of such event and within seven (7) days of receipt of a complaint or other formal pleading regarding such event, IDI shall give written notice of such Action to USSC, and USSC shall assume the defense and control the defense and any settlement on behalf of such defendant. IDI shall provide its full cooperation to USSC in connection with the defense of such Action; provided that USSC shall reimburse IDI for all reasonable and documented out-of-pocket expenses incurred by IDI in providing such cooperation (other than attorneys fees and expenses).

    7.3 SURVIVAL. The provisions of this Article 7 shall survive termination of this Agreement.

                          ARTICLE 8 - REGULATORY INTERACTION

    8.1 REGULATORY INTERACTION. Interaction with regulatory agencies in any country, including but not limited to the FDA and any International
Regulatory Agencies, concerning the Products shall be conducted by USSC after a transition period during which regulatory activities initiated by IDI prior to the effective date of this Agreement will be transitioned to USSC. Similarly, for purposes of any filings with the FDA and any International Regulatory Agencies concerning the Products, USSC shall be the official company sponsor, and any regulatory filings initiated prior to the effective date of this agreement by IDI will be transitioned to USSC as soon as is practical. IDI will use its best efforts to complete such transition activities as soon as possible, but such transition, as evidenced by IDI filing all necessary written requests for transfer, shall be completed no later than 60 days from the effective date of this Agreement. [*************]. In the event of a dispute between USSC and IDI concerning any matter relating to interaction with the FDA and any International Regulatory
Agencies, USSC

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shall have final authority to act as USSC, in its sole discretion, deems appropriate with respect to the matter in dispute.

    8.2 ASSISTANCE. During the Term, IDI, at USSC's request, shall assist USSC in connection with regulatory interaction with the FDA and any International Regulatory Agencies concerning the Products; provided that USSC shall reimburse IDI for all reasonable and documented out-of-pocket expenses, other than attorneys fees and expenses, incurred by IDI in providing such assistance.

    8.3 MARKETING RIGHTS. Notwithstanding any provision of this Agreement to the contrary, USSC shall not be obligated to, and shall have no liability to IDI for failure to evaluate, develop, test, conduct clinical trials, make, have made, use, practice, manufacture or have manufactured any Product or practice or use the Know-How or for failure to seek or pursue any regulatory approvals with the FDA or any International Regulatory Agencies. USSC shall have the unqualified right, at any time to cease or suspend all marketing efforts and all efforts to obtain regulatory approvals from the FDA or any International Regulatory Agencies. Nothing herein shall prevent USSC from setting its own prices for Products or determining USSC's marketing policies and practices in its sole discretion.

                   ARTICLE 9 - PATENT PROSECUTION AND INFRINGEMENT

    9.1 PATENT PROSECUTION. Within ten (10) business days after the date of this Agreement, IDI shall deliver to USSC copies of all Patents and Patent Applications in its possession or control and all related documents and correspondence in its possession or control to the extent not delivered by the date of this Agreement. Subject to the last sentence of this Section 9.1, during the Term and subject to Section 9.2, USSC shall, at its own expense, use reasonable commercial efforts to obtain and maintain patents based on the Patents and Patent Applications in the United States. [****] shall also assume prosecution and all future costs incurred and due during the term of this Agreement in connection with the Patents and Patent Applications filed prior to the date hereof set forth in SCHEDULE 1. [****] agrees to fully cooperate with [****] in the preparation, filing and prosecution of all applications for letters patent which [****] may file and prosecute in the United States and foreign countries in accordance with this
Section 9.1, and in the prosecution of the Patents and Patent Applications, and, in connection with such applications and the Patents and Patent Applications, [***]further agrees to execute and deliver all documents which [****] may deem necessary or

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desirable; provided that [****]shall reimburse [***] for all reasonable out-of-pocket expenses (other than attorneys fees and expenses) incurred by [****] in fulfilling its obligations set forth in this Section 9.1.

    9.2  NOTICE.   IDI, on the one hand, and USSC, on the other hand, shall
promptly give written notice to the other of any apparent infringement by a third Person discovered by it with respect to any patent issuing from the Patents and Patent Applications. Such notice shall set forth the facts of the apparent infringement in reasonable detail. [***] shall have the sole and exclusive right to bring or settle, in [***] sole discretion, any Action with respect to such apparent infringement at its own expense and for its own benefit; In such event, [***] agrees to cooperate with [***] and to join in such Action as a party plaintiff if requested to do so by [***] and to give [***] all needed information, assistance and authority to file and prosecute such Action; provided that [***] shall reimburse [***] for all reasonable and documented out-of-pocket expenses, other than attorneys' fees and expenses, incurred by [***] in providing such assistance.

    9.3 PATENT DEFENSE. If USSC or IDI receives notice of a claim or Action by a third Person alleging infringement of such third Person's rights in connection with the manufacture, use or sale of a Product by USSC, its Affiliates, Subsidiaries, Sublicensees or permitted assignees, USSC shall have the sole and exclusive right to conduct the legal defense, and to enter into any disposition with respect thereto, as USSC in its sole discretion deems desirable. All costs of USSC's defense, including its attorneys' fees and court costs, and any damages awarded or amounts paid in settlement in any such Action shall be the sole responsibility of USSC. IDI shall fully cooperate with USSC in its defense of such infringement claim or Action, provided that USSC shall reimburse IDI for all reasonable and documented out-of-pocket expenses, other than attorneys' fees and expenses, incurred by it in providing such cooperation.

    9.4 PATENT DEFENSE OF [***]. Subject to fulfillment by [***] of its obligations pursuant to Section 9.6 below, [****] shall defend [***] against a third Person's infringement claim or Action which results from the [*****] its Affiliates, Subsidiaries, Sublicensees or permitted assignees, and indemnify [***] against the cost of such defense undertaken by [***], including reasonable attorneys' fees and expenses and court costs, and damages awarded or amounts paid in settlement in any such Action. However, notwithstanding the foregoing, [***].

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    9.5  PATENT DEFENSE COSTS.  The cost of [****] defense of any Action referred to in Section 9.4 above and any damages awarded or any amount paid in settlement or other disposition of such Action, [*****] as in existence on the date of this Agreement and provided that, in the event of a settlement, [*****], which approval shall not be unreasonably withheld. Notwithstanding, [***] approval of a settlement shall not be required if such settlement would
(a) result in a greater than [*****]sharing of the costs and damages by [***] , and/or (b) not maintain Royalties of a minimum of [******]. During the pendency of any such Action, [***] under the terms of this Agreement. [***] shall instruct such escrow agent to deposit such payments in an interest-bearing account and to release the same to the third Person(s), if any, awarded damages in such Action pursuant to such award of damages, or to the third Person(s), if any, with whom [***] settles pursuant to this Section 9.5, to the extent required by the terms of such settlement, and the balance, if any, of the principal and interest to [***].

    9.6 NOTICE. In the event that any claim is asserted against [***] or [***], or any of its respective officers, directors, employees, agents or representatives, or such person is made a party defendant in any Action involving a matter which is the subject of [***]'s indemnification and hold harmless agreement as set forth above, or [***] or [***] becomes aware of an Action or patent or patent application which might provide the basis for a third Person's claim of infringement against [****], its Subsidiaries, Affiliates, Sublicensees or permitted assignees as a result of their manufacture, use or sale of a Product, then within thirty (30) days of receipt by any one or more of [****] or by [***] of written notice of any such event, and within ten (10) days of such Party's receipt of a written complaint or other formal pleading regarding any such event, such Party shall give the other Party hereto written notice of such Action or patent or patent application.

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                               ARTICLE 10 - NON-COMPETE

    10.1 NON-COMPETE. In consideration of the payments to be made to it hereunder, during the Term, IDI hereby agrees not to, directly or indirectly, develop, manufacture, or sell within the Field any Product or similar device to any Person, or to [********] with respect to the design, development, manufacture or sale within the Field of any Product or similar device involving [*********], without USSC's prior written consent in USSC's sole and absolute discretion. Notwithstanding the foregoing, IDI shall not be limited in any respect by this Section 10.1 from developing, manufacturing or selling any current or future products incorporating [********]. IDI shall not be deemed in breach of this Agreement if [*******]. IDI shall reasonably cooperate with any such enforcement efforts.

    10.2 EQUITABLE RELIEF. The Parties agree and acknowledge that any breach of this Article 10 by IDI would likely cause irreparable injury to USSC and that USSC's remedy at law for any such breach would be inadequate. Accordingly, the Parties agree that, in addition to any other remedies provided for herein or otherwise available at law, temporary and permanent injunctive relief and other equitable relief may be granted in any Action which may be brought by USSC to enforce any provision of this Article 10 without the necessity of proof of actual damage.

              ARTICLE 11 - RIGHT TO PURCHASE AND RIGHT OF FIRST REFUSAL

    11.1 RIGHT TO PURCHASE. USSC shall have the right, at its option, exercisable by notice to IDI during the Term, to purchase the Patents and Patent Applications and Know-How within the Field by paying to IDI the following amount:

    (a)  If exercised prior to payment of [*****], the sum of [*******]; or

    (b) If exercised after payment of [*******], but prior to payment of [******], the sum of [**********]; or

    (c) If exercised after payment of [*******], but prior to payment of [******], the sum of [*******]; or

    (d)  If exercised after the payment of [********], the sum of [*****].

                                                CONFIDENTIAL TREATMENT REQUESTED

    The above amounts are each to be reduced by [*******] if USSC agrees, at its option, that the Field shall include only applications within [*****], and excluding applications in [******]. In such event, [*******] to (a) evaluate, develop, test, conduct clinical trials, obtain governmental approvals, make, have made, use, practice, manufacture, have manufactured, sell, transfer or commercialize Products, or (b) to practice and use the Know-How.

    Following such purchase by USSC, USSC shall have no further obligation to make payments to IDI pursuant to Section 4 of this Agreement. Following such purchase by USSC, [*******], solely outside the Field to (a) evaluate, develop, test, conduct clinical trails, obtain governmental approvals, make, have made, use, practice, manufacture, have manufactured, sell, transfer and commercialize products incorporating inventions, methods or processes, formulae, mixtures, compositions and delivery systems disclosed and/or claimed in the Patents and Patent Applications, and (b) to [*******] at the sole option of USSC, if USSC elects to exclude [****] as set forth immediately above).

    11.2  RIGHT OF FIRST REFUSAL.  Without limiting USSC's rights under
Section 11.1, IDI hereby grants to USSC, and USSC hereby accepts, the right of first refusal set forth herein. In accordance with such right of first refusal, IDI shall not transfer, by sale, license or otherwise, any interest in any of the Patents or Patent Applications, the Know-How or a Product to any third Person, except pursuant to this Article 11. No such sale, license or other transfer shall be made by IDI without the prior written consent of USSC, which may be withheld in its sole and absolute discretion. Prior to any sale, license or other transfer, IDI shall obtain a BONA FIDE, written offer (the "Outside Offer") from such third Person describing the subject of such sale, license or other transfer, the interest to be sold, licensed or otherwise transferred, and a stated cash consideration at which the third Person offers to acquire, and IDI desires to sell, license or otherwise transfer, said interest. After obtaining the Outside Offer, IDI shall promptly, and before accepting the Outside Offer, deliver to USSC an offer, irrevocable for [*****]days from its receipt, to sell to USSC the interest which is the subject of the Outside Offer for the cash consideration and upon all other terms and conditions stated in the Outside Offer. A copy of the Outside Offer shall accompany the offer by IDI to USSC. If USSC accepts such offer within said [*****]days, IDI shall transfer the relevant interest to USSC pursuant to the terms and conditions of such offer. Otherwise, subject to the confidentiality and non-compete provisions of Articles 6 and 10, IDI may transfer such

                                                CONFIDENTIAL TREATMENT REQUESTED
interest to the third Person who made the Outside Offer in accordance with its terms and conditions during the [******] days immediately following expiration of the aforesaid [*****] day period provided the terms thereof are no more favorable to such third Person then were last offered to USSC.

    11.3 RIGHTS TO THE IDI TECHNOLOGY. Should USSC determine not to [******] within the Field based upon the "IDI Technology" which is licensed to USSC under this Agreement (i.e. for purposes of this Agreement "IDI Technology" means the Patents and Patent Applications, Know-How, Improvements and Information) (a) as stated in a written notice to IDI by an officer of USSC, or (b) if USSC [*******] for Products within the Field for [*****], USSC will [*****] for a thirty (30) day period following the delivery of such notice or [*****]. The [****] the IDI Technology will be [*******], if such occurs prior to the payments of any Milestones payment by USSC to IDI pursuant to
Section 4.1(a), and [*****] thereafter.

    11.4 EQUITABLE RELIEF. The Parties agree and acknowledge that any breach of this Article 11 by IDI would likely cause irreparable injury to USSC and that USSC's remedy at law for any such breach would be inadequate. Accordingly, the Parties agree that in addition to any other remedies provided for herein or otherwise available at law, temporary and permanent injunctive relief and other equitable relief may be granted in any Action which may be brought by USSC to enforce any provision of this Article 11 without the necessity of proof of actual damages.

                     ARTICLE 12 - REPRESENTATIONS AND WARRANTIES

    12.1 REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Parties that (a) it has full right, power and authority to enter into and be bound by the terms and conditions of this Agreement, to transfer the rights and to carry out their respective obligations under this Agreement, without the approval or consent of any other Person, (b) the entering into of this Agreement, the transfer of rights and the carrying out of their respective obligations under this Agreement is not prohibited, restricted or otherwise limited by any contract, agreement or understanding entered into by such Party, or by which such Party is bound, with any other Person, including, without limitation, any Governmental Authority, (c) there is no contract, agreement or understanding entered into by it, or by which such Party is bound, which if enforced, terminated or modified, would be in derogation of, contrary to, or adversely

                                                CONFIDENTIAL TREATMENT REQUESTED
affect the rights acquired or to be acquired hereunder by USSC, and (d) there is no Action or investigation pending or currently threatened against such Party which, if adversely determined, would restrict or limit such Party's right to enter into this Agreement, transfer the rights or carry out such Party's obligations under this Agreement.

    12.2 FURTHER REPRESENTATIONS AND WARRANTIES. IDI further represents and warrants to USSC that: (a) it has not been granted, assigned or otherwise transferred and it is not obligated to grant, assign or otherwise transfer, and it shall not, except as permitted by Section 11.2 or Section 19.1 of this Agreement, during the Term grant, assign or otherwise transfer any right, title, interest, license or option, in, to, and under any Patents and Patent Applications, Products or Know-How to any other Person including, without limitation, any Governmental Authority; (b) no other Person has, or during the Term of this Agreement (other than as permitted by this Agreement), shall have, the right to acquire any right, title, interest, license or option in, to, or under any Patents and Patent Applications, Products or Know-How; (c) it has not filed any patent application or been issued or assigned any patent on or prior to the date of this Agreement for any instrument, device or system similar to a Product, other than the Patents and Patent Applications;
(d) all documents conferring ownership of the Know-How in IDI including any agreement, power of attorney and recordation of license, are properly executed and binding on IDI; (e) to the best of its knowledge and belief, all of the Patents and Patent Applications included in SCHEDULE 1 hereto remain in good standing and are not abandoned, lapsed or expired; (f) to the best of its knowledge and belief, IDI is not aware of any act of fraud or misrepresentation in connection with any of the Know-How including any act of inequitable conduct in the prosecution of any of the Patents or Patent Applications included in SCHEDULE 1 hereto; (g) to the best of its knowledge and belief, IDI is not aware of any basis for invalidity or unenforceability of any of the Patents and Patent Applications included in SCHEDULE 1 hereto, including, without limitation, (i) material prior art which has not been disclosed in the cumulative prosecution of the Patents and Patent Applications included in SCHEDULE 1 hereto, and (ii) claim of prior invention by others; and (h) to the best of its knowledge and belief, USSC's manufacture, use or sale of a Product substantially as described in the Patents and Patent Applications (excluding any further development work USSC may do) would not infringe the patent rights of any third Person.

                                                CONFIDENTIAL TREATMENT REQUESTED

    12.3 RELIANCE. All representations, warranties and covenants made by the Parties shall be considered to have been relied upon by the other Party hereto regardless of any discussion, review or investigation made by or on behalf of, the other Party, and shall survive termination of this Agreement.

    12.4 SURVIVAL. The provisions of this Article 12 shall survive termination of this Agreement.

                          ARTICLE 13 - TERM AND TERMINATION

    13.1 TERM. The term of this Agreement (the "Term") shall commence upon the date hereof and shall terminate upon the later of (a) Twenty (20) years, and (b) the last day upon which all valid claims included in a patent within Patents and Patent Applications expire.

    13.2 EARLY TERMINATION. This Agreement shall be subject to termination prior to the end of the Term as follows:

    (a) Upon thirty (30) days prior written notice by IDI to USSC, in the event that USSC fails to pay IDI all license fees and Royalties due under
Article 4 within (15) days after the due date of any such payment, unless such failure is cured within ten (10) days after such notice;

    (b) If at any time IDI shall fail to comply in any material respect with any of its obligations under Articles 6, 10 or 11, or commit any fraud upon USSC in connection with this Agreement or have willfully misrepresented any matter which is the subject of the representations and warranties of IDI contained herein, USSC may, subject to Section 13.4 below, terminate this Agreement upon seven (7) days prior written notice to IDI, if such failure is not cured within thirty (30) days after such notice. The remedies provided in this Section 13.2(b) shall be in addition to any other remedies available at law or in equity; or

    (c) If at any time USSC shall fail to comply in any material respect with any of its obligations under Articles 6, 7 or 9, or commit any fraud upon IDI in connection with this Agreement or have willfully misrepresented any matter which is the subject of the representations and warranties of USSC contained herein, IDI may, subject to Section 13.4, terminate this Agreement upon seven (7) days prior written notice to USSC, if such failure is not cured within thirty (30) days after such notice. The

                                                CONFIDENTIAL TREATMENT REQUESTED
remedies provided in this Section 13.2(c) shall be in addition to any other remedies available at law or in equity;

    (d) Upon ten (10) days prior written notice to USSC, if IDI shall have [******] under Section 11.3; or

    (e)  Notwithstanding any provision of this Agreement, [*******]

    13.3 ESCROW. In the event that IDI commits any failure, fraud or misrepresentation described in Section 13.2(b) above, in addition to all other remedies available to it at law or in equity, USSC may, at its option and in its sole discretion, thirty (30) days subsequent to the commencement of any Action, by either Party hereto or any third Person, relating to or arising out of such failure, fraud or misrepresentation, deposit with a bank escrow agent payments then due or thereafter becoming due under this Agreement until final determination of any damages to which USSC may be entitled by reason of such breach. USSC shall instruct such escrow agent to deposit such payments in an interest-bearing account and to release same only
(i) pursuant to agreement of the Parties, or (ii) to USSC to the extent of any and all damages and costs awarded to USSC pursuant to a final unappealable judgment of a court of competent jurisdiction and the balance, if any, of principal and interest to IDI. The Parties agree that any such withholding of payments shall not limit IDI's liability for damages in the event of any failure, fraud or misrepresentation specified in Section 13.2(b) or in the event of any other breach of this Agreement by IDI, and shall not affect any right or license granted to USSC hereunder, or any other provision of this Agreement or any Party's other available remedies.

    13.4 NO TERMINATION. Notwithstanding any other provision of this Agreement, a Party contesting in good faith any payment or issue under this Agreement (i) who continues to comply with all other payment obligations and provisions of this Agreement, and (ii) which pays over any such contested amount to a bank escrow agent (with binding instructions to invest such amount in an interest-bearing account and to release same only pursuant to agreement of the Parties or final unappealable judgment of a court of competent jurisdiction) shall not be considered in breach of this Agreement for purposes of giving rise to any right of termination in the other Party, so long as the contesting Party is vigorously pursuing its claim, until there is a final judgment of a court of competent jurisdiction adverse to such contesting Party with which judgment such Party has failed to comply within fifteen (15) days after written notice thereof.

                                                CONFIDENTIAL TREATMENT REQUESTED

                        ARTICLE 14 - RIGHTS AFTER TERMINATION

    14.1  RIGHTS AFTER TERMINATION.

    (a) All rights and obligations of the Parties which accrue on or before the effective termination date shall be fully enforceable by either Party after termination.

    (b) If this Agreement terminates and, as a result thereof, USSC is required to cease making Products, USSC may, nonetheless, subject to the Royalty provisions set forth herein, [******].

    (c) All Know-How, inventions, developments and improvements, whether patentable or not, are and, after termination of this Agreement, shall (i) remain the property of IDI insofar as the same were conceived, made and developed solely by IDI, prior to, or in performance of, this Agreement; and
(ii) the property of USSC insofar as the same were conceived, made and developed within the Field solely by USSC prior to, or in performance of, this Agreement or jointly by IDI and USSC ("Joint Results") in the performance of this Agreement. USSC shall retain exclusive ownership of all Know-How, inventions, developments and improvements within the Field which were its property as of or prior to the date of this Agreement or which were conceived, made and developed during the Term solely by USSC, whether or not the same is necessary to reduce to practice any Joint Results.

    (d) If this Agreement is terminated under Section 13.2(d) and [***], then in such event, (i) USSC shall promptly [*****] and (ii) USSC shall [*****] within the Field embodying Improvements solely to the IDI Technology and which are [****]during the term of this Agreement prior to the date of termination of this Agreement and, in consideration thereof, [********]. For purposes of the aforesaid license, the definition of Net Sales set forth in this Agreement, Section 4.3 and Article 5 shall apply, as if set out herein at length; provided, however, that "IDI" shall be substituted for "USSC" and "USSC" shall be substituted for "IDI" in such provisions.

    14.2 SURVIVAL. The provisions of this Article 14 shall survive termination of this Agreement.

                             ARTICLE 15 - FORCE MAJEURE

                                                CONFIDENTIAL TREATMENT REQUESTED

    15.1 FORCE MAJEURE. If either Party is prevented from or delayed in performing any of its obligations hereunder due to any cause which is beyond the non-performing Party's reasonable control, including fire, explosion, flood, or other acts of God, laws, regulations or acts, omissions or delays of any Governmental Authority; war or civil commotion; strike, lockout or labor disturbances; or failure of public utilities or common carrier (each a "Force Majeure Event"), such non-performing Party shall not be deemed in violation of this Agreement as a result thereof. The non-performing Party shall use reasonable commercial efforts to cure or correct any such Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

                                ARTICLE 16 - PUBLICITY

    16.1 PUBLICITY. IDI shall not issue any press release or make any public disclosure, announcement, comment or statement concerning the existence or the terms and conditions of this Agreement or the transactions contemplated hereby without the prior written consent of USSC, unless such disclosure is required by law. In such event, IDI shall use all reasonable efforts to obtain confidential treatment of materials or information so disclosed and shall provide, to the extent possible, prompt, written and sufficient advance notice thereof to USSC to enable USSC to seek a protective order or otherwise prevent or restrict such disclosure. Each Party shall give the other Party at least one business day written notice, with an opportunity to comment, of any press release to be issued by such Party in connection with this Agreement or the transactions contemplated hereby. Such written notice shall be accompanied by a copy of the planned press release.

    16.2 SURVIVAL. The provisions of this Article 16 shall survive termination of this Agreement.

                                 ARTICLE 17 - WAIVER

    17.1 NO WAIVER. No waiver by either Party, express or implied, or any breach of any term, condition, or obligation of this Agreement by either Party shall be construed as a waiver of any subsequent breach of any term, condition, or obligation of this Agreement, whether of the same or different nature.

                                 ARTICLE 18 - NOTICES

                                                CONFIDENTIAL TREATMENT REQUESTED

    18.1 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by messenger or air courier, and all payments shall be delivered, to the party to whom such notice or payment is required or permitted to be given at its address set forth as follows: if given to IDI, to: Attn.: President/CEO, InnerDyne, Inc., 1244 Reamwood Avenue, Sunnyvale, CA 94089; or, if given to USSC, to: Attn.: Thomas R. Bremer, Vice President and General Counsel, United States Surgical Corporation, 150 Glover Avenue, Norwalk, CT 06856. Any such notice shall be considered given when delivered, as indicated by signed receipt or other written delivery record.
A Party may change that address to which notice to it is to be given by notice as provided herein.

                               ARTICLE 19 - ASSIGNMENTS

    19.1 NO ASSIGNMENT. Neither this Agreement nor the performance of any part hereof may be assigned or transferred by either Party hereto without the prior written consent of the other Party, except that (a) USSC may (i) assign this Agreement, or the rights and obligations hereunder, to an Affiliate or Subsidiary of USSC, provided that USSC guarantees the performance by such Affiliate or Subsidiary thereof, and (ii) enter into a sublicense with any third Person on terms as it shall determine in its sole and absolute discretion provided, however, that such sublicense is not inconsistent with the terms of this Agreement, and (b) nothing in this Section 19.1 is intended to restrict or limit IDI's rights provided in Section 11.2 of this Agreement.
 Any assignment, sublicense or transfer or attempt thereat other than as permitted by this Section 19.1 and in compliance with the provisions hereof shall be null and void.

                       ARTICLE 20 - CONSTRUCTION; ADJUDICATION

    20.1 CONSTRUCTION. This Agreement, the validity, construction, performance and interpretation thereof, and all issues and controversies arising therefrom shall be construed and enforced in accordance with the internal laws of the State of Delaware, U.S.A. applicable to contracts made and to be performed entirely within the State of Delaware, U.S.A. without reference to its conflict of law provisions.

    20.2 EXCLUSIVE FORUM. Any Action under this Agreement by either Party shall be brought only in, and the Parties hereby consent to the exclusive venue and jurisdiction of, the federal and state courts located in the State of Delaware, U.S.A. The

                                                CONFIDENTIAL TREATMENT REQUESTED

Parties further consent that any process or notice of motion or other application to any such court, and any papers in connection therewith, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court.

    20.3 SURVIVAL. The provisions of this Article 20 shall survive termination of this Agreement.

                     ARTICLE 21 - ENTIRE UNDERSTANDING/AMENDMENT

    21.1 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the Parties, and supersedes all previous agreements (whether written or oral) concerning the subject matter hereof. This Agreement shall not be modified, amended, or supplemented except by a written document executed by all of the Parties.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                ARTICLE 22 - HEADINGS

    22.1 HEADINGS. The headings in this document are for information purposes only and are not meant to have any legal effect in interpreting this document.

                    ARTICLE 23 - SEVERABILITY; FURTHER ASSURANCES

    23.1 SEVERABILITY. The invalidity or unenforceability of any paragraph or provision of this document shall not affect the validity or enforceability of any one or more of the other paragraphs or provisions.

    23.2 COOPERATION. The Parties hereto will execute any further instruments or perform any acts which are or may be necessary to effectuate each of the terms and provisions of this Agreement.

                              ARTICLE 24 - COUNTERPARTS

    24.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                                CONFIDENTIAL TREATMENT REQUESTED

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INNERDYNE, INC.


By:     /s/ William G. Mavity
   --------------------------------------------------
Name:   William G. Mavity
Title:  President and Chief Executive Officer


UNITED STATES SURGICAL CORPORATION


By:     /s/ Eiten Nahum
    -------------------------------------------------
Name:   Eiten Nahum
     --------------------------------------------
Title:
      ---------------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                      SCHEDULE 1





Title         Date       Patent No.         Application No.     Country                  Status
-----         ----      -----------         ---------------     -------                  ------
[*****]       [***]     [*****]             [*****]             US                       Issued

[*****]       [***]     [*****]             [*****]             US&Foreign               Issued
                                                                (Europe, Canada, Japan)

[*****]       [***]     [*****]             [*****]             US                       Issued

[*****]       [***]     [*****]             [*****]             US                       Issued

[*****]       [***]     [*****]             [*****]             US&Foreign               Issued
                                                                (Europe)

[*****]       [***]     [*****]             [*****]             US                       Issued

[*****]       [***]     [*****]             [*****]             US&Foreign               Issued
                                                                (Europe, Japan)

[*****]       [***]     [*****]             [*****]             US&Foreign               Pending
                                                                (Europe, Japan)
